SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Manor Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[Manor Care LOGO]

Manor Care, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

and
PROXY STATEMENT

MEETING DATE

MAY 5, 2004

YOUR VOTE IS IMPORTANT!
Please mark, date and sign the enclosed proxy card
and promptly return it to us in the enclosed envelope.

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
Item 1 -- Election of Directors
Security Ownership of Certain Management and Beneficial Owners
Executive Compensation
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Long-Term Incentive Plans
Performance Graph
Item 2 -- Approval of An Amendment and Restatement of the Equity Incentive Plan of Manor Care, Inc.
Equity Compensation Plan Information
Item 3 -- Amendment To Certificate of Incorporation -- Declassify Board
Item 4 -- Selection of Independent Public Accountants
STOCKHOLDER PROPOSAL
Item 5 -- Stockholder Proposal Regarding Executive Compensation
Other Business
General Information
MANOR CARE,INC. AUDIT COMMITTEE CHARTER (APPENDIX A)
AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN OF MANOR CARE,INC. (APPENDIX B)
CERTIFICATE OF INCORPORATION ARTICLEXI Board of Directors (APPENDIX C)

(MANOR CARE LOGO)

Manor Care, Inc.

Notice of Annual Meeting of Stockholders
May 5, 2004

       Manor Care, Inc. will hold its annual meeting of stockholders on Wednesday, May 5, 2004 at 2:00 p.m. in the auditorium of One SeaGate, Toledo, Ohio. At the meeting, we will:

•	Elect three directors for three-year terms, or until their successors are elected and qualified;

•	Vote on the proposed amendment and restatement of our Equity Incentive Plan;

•	Vote on a proposed amendment to our Certificate of Incorporation;

•	Vote on the selection of Ernst & Young LLP as our independent public accountants for 2004;

•	Consider a stockholder proposal, if presented at the meeting; and

•	Consider any other business properly presented at the meeting.

      Only stockholders of record at the close of business on March 12, 2004 will be entitled to notice of and to vote at this meeting.

By Order of the Board of Directors,

R. Jeffrey Bixler
Secretary

April 7, 2004

***************

Whether or not you plan to attend the annual meeting of stockholders in person, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope to ensure your representation and the presence of a quorum at the annual meeting. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

MANOR CARE, INC.

333 N. Summit St.
Toledo, Ohio 43604

PROXY STATEMENT

      This proxy statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by our Board of Directors for the 2004 annual meeting of stockholders to be held on Wednesday, May 5, 2004, beginning at 2:00 p.m., at One SeaGate, Toledo, Ohio, in the auditorium adjacent to the lobby, and any adjournment or postponement thereof. The mailing commenced on or about April 7, 2004.

What information does this document contain?

      This proxy statement describes the items to be voted on by our stockholders at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other required information. We are sending a copy of our 2003 Annual Report to you at the same time as this statement.

Who can vote?

      You can vote if you were a stockholder at the close of business on the record date, March 12, 2004. We had 89,339,213 shares of common stock outstanding on March 12, 2004.

What am I voting on?

      You are voting on:

•	Election of three directors for three-year terms.

•	The amendment and restatement of our Equity Incentive Plan.

•	An amendment to our Certificate of Incorporation.

•	The selection of our independent public accountants for 2004.

•	A stockholder proposal.

•	Any other business properly presented at the meeting.

How do I vote?

      If you hold your shares directly in your own name, you are a “stockholder of record.” This means you can vote in person at the meeting or you can complete and submit a proxy card by mail. If you hold your shares indirectly in the name of a bank, broker or other nominee, these proxy materials are being forwarded to you by your nominee with instructions describing how to vote your shares.

What is a “quorum?”

      A quorum is the number of shares that must be present to have the annual meeting. The quorum requirement for the annual meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy card or attend the annual meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes count toward the quorum. A “broker non-vote” occurs when a nominee (such as a bank or broker) holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner before the meeting.

How are broker non-votes or abstentions counted in the voting results?

      Although abstentions and broker non-votes count for quorum purposes, they do not count as votes for or against a proposal.

Can I change my vote after I return my proxy card?

      Yes, you can revoke your proxy card by:

•	Submitting a new proxy card;

•	Giving written notice to us before the meeting that you are revoking your proxy card; or

•	Attending the meeting and voting your shares in person.

If you hold your shares indirectly in the name of a bank, broker or other nominee, the revocation must be done by your nominee in one of the first two ways described above.

Who counts the votes?

      Our transfer agent, National City Bank, tabulates the votes and acts as inspector of the election.

Is my vote confidential?

      Yes. All proxy cards and vote tabulations identifying individual stockholders are handled in a manner that protects your voting privacy.

How do I vote my 401(k) shares?

      If you hold shares through the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan, you will receive a separate proxy card. Use this separate proxy card to instruct the plan trustee how to vote the shares allocated to your plan account. If you do not return this separate proxy card (or you submit it with an unclear voting designation, or with no voting designation at all), then the plan trustee will vote the shares in your account the same way as the majority of the other plan participants voted their shares. Any revocation of your vote must be submitted to the plan trustee and you are not entitled to vote your shares at the meeting in person. The common stock outstanding on the record date included 2,117,482 shares held by the plan trustee. The Manor Care, Inc. Nonqualified Retirement Savings and Investment Plan trustee has the exclusive right to vote the shares held in this plan.

What vote is required to approve each item?

      Election of Directors. Election of a director requires the affirmative vote of a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors. If you withhold authority to vote for all or certain nominees, your proxy will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      Amendment to Certificate of Incorporation. Approval of the proposal to amend Article XI of our Certificate of Incorporation requires the affirmative vote of 80 percent of the outstanding shares of common stock.

      Other Items. Approval of any other item requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the item.

Can I attend the meeting in person?

      Yes. If you were a stockholder of record at the close of business on March 12, 2004, you or your designated proxy may attend the meeting. We may ask that you or your proxy present valid identification for admission.

How do stockholders communicate with the Board?

      Stockholders who desire to communicate directly with the Board of Directors or with any non-management director may do so by directing correspondence to the Secretary of the company whose name and address appear in the last paragraph of this proxy statement. The Board has adopted a process for collecting and organizing communications from stockholders. Summaries of all correspondence will be forwarded periodically to the full Board along with copies of specific correspondence which deals with the functions of the Board or its committees or which, in the judgment of the Secretary, addresses material issues which require the attention of the Board. The directors may at any time review the summary of stockholder correspondence and request copies of any such correspondence.

Item 1 — Election of Directors

      Item 1 is the election of three directors to the Board of Directors. Our Board of Directors is divided into three classes. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring. The terms of the current members of Class I, Virgis W. Colbert, William H. Longfield and Paul A. Ormond, expire at the 2004 annual meeting. They have each been nominated by the Board of Directors to serve another term in Class I expiring in 2007. The directors in Class II are serving terms that expire in 2005, and the directors in Class III are serving terms that expire in 2006. Robert G. Siefers, formerly a director and member of the Governance Committee, retired from the Board on December 31, 2003.

      The Board of Directors expects all nominees named above to be available for election and each has consented to be named as a nominee. The proxies will vote your shares to elect these three nominees unless you withhold their authority to do so on the accompanying proxy card. In case any nominee is not available, the proxies can vote your shares for a substitute nominee designated by the Board of Directors, or the vacancy will be filled in accordance with our by-laws.

      Information as to each Class I nominee and as to directors continuing in Class II and Class III follows.

The Board of Directors unanimously recommends a vote FOR each nominee.

2004 Nominees for Director: Class I — Term Expiring at the 2004 Annual Meeting of Stockholders

      Virgis W. Colbert, age 64, has been one of our directors since September 2002. Mr. Colbert has been Executive Vice President of Miller Brewing Company since July 1997. He is a member of our Audit

Committee. Mr. Colbert is also a director of Delphi Corporation; The Manitowoc Company, Inc.; Weyco Group, Inc.; and Stanley Tool Works.

      William H. Longfield, age 65, has been one of our directors since September 1998. He served as a director of the former Manor Care, Inc., now one of our subsidiaries known as Manor Care of America, Inc. (MCA), from 1989 to September 1998. He was Chairman and Chief Executive Officer of C.R. Bard, Inc. from September 1995 until August 2003. Mr. Longfield is a member of our Compensation and Governance Committees. He is also a director of Applera Corporation; C.R. Bard, Inc.; Horizon Health Corporation; and West Pharmaceutical Services, Inc.

      Paul A. Ormond, age 54, has been our President and Chief Executive Officer since August 1991. He was Chairman of the Board from August 1991 until September 1998 and from September 2001 to the present. Mr. Ormond is also a director of National City Corporation.

Continuing Directors: Class II — Term Expiring at the 2005 Annual Meeting of Stockholders

      Joseph F. Damico, age 50, has been one of our directors since February 2003. Mr. Damico has been the founding partner of RoundTable Healthcare Partners since February 2001. He was Executive Vice President of Cardinal Health, Inc. from March 1999 to February 2001. Mr. Damico was President and Chief Operating Officer of Allegiance Corporation from October 1995 to February 1999. Mr. Damico is a member of our Compensation Committee.

      Joseph H. Lemieux, age 73, has been one of our directors since August 1991. Mr. Lemieux was Chief Executive Officer of Owens-Illinois, Inc., from September 1990 until December 2003. Mr. Lemieux has been a member of the Owens-Illinois Board of Directors since July 1984 and Chairman of that Board since September 1991. He is a member of our Compensation and Governance Committees.

      John T. Schwieters, age 64, has been one of our directors since April 2000. Mr. Schwieters has been Vice Chairman of Perseus, LLC since March 2000. He was managing partner of Arthur Andersen’s Mid-Atlantic Market Circle from 1989 to March 2000. Mr. Schwieters is a member of our Governance and Quality Committees. He is also a director of Danaher Corporation and Smithfield Foods, Inc.

      Gail R. Wilensky, Ph.D., age 60, has been one of our directors since September 1998. Since January 1993, Ms. Wilensky has been a Senior Fellow at Project HOPE, a not-for-profit international health education foundation. She is a member of our Audit and Quality Committees. Ms. Wilensky is also a director of Cephalon, Inc.; Gentiva Health Services, Inc.; Quest Diagnostics Incorporated; and United HealthCare Corporation.

Continuing Directors: Class III — Term Expiring at the 2006 Annual Meeting of Stockholders

      Frederic V. Malek, age 67, has been one of our directors since February 1999. He served as a director of MCA from 1990 to September 1998. Mr. Malek has been Chairman of Thayer Capital Partners since January 1993. He is a member of our Compensation Committee. Mr. Malek is also a director of American Management Systems, Inc.; Automatic Data Processing, Inc.; CB Richard Ellis; FPL Group, Inc.; Federal National Mortgage Association (Fannie Mae); and Northwest Airlines.

      M. Keith Weikel, age 66, has been our Senior Executive Vice President and Chief Operating Officer since August 1991 and one of our directors since February 1992. He is a member of our Quality Committee. He is also a director of Laboratory Corporation of America.

      Thomas L. Young, age 60, has been one of our directors since August 1991. He has been Executive Vice President of Owens-Illinois, Inc. since 2004 and Chief Financial Officer since 2003. He previously served Owens-Illinois as Co-Chief Executive Officer (2004) and Executive Vice President, Administration and General Counsel (1998-2004). He is a member of our Audit, Compensation and Governance Committees. Mr. Young is also a director of Owens-Illinois, Inc.

Compensation of Directors

      We pay each non-management director an annual retainer fee of $35,000 and a $1,500 fee for each Board and committee meeting, except for committee chairpersons who receive a fee of $2,000 per committee meeting. We pay such fees in cash quarterly unless deferred under the Deferred Compensation Plan for Outside Directors. Management directors do not receive additional compensation for service on the Board of Directors.

      We have adopted, with stockholder approval, the Equity Incentive Plan (Plan) under which, among other provisions, each non-management director is entitled to receive grants of stock options. Under the terms of the Plan, each non-management director automatically receives an option to purchase 9,000 shares of common stock upon election to the Board and, after completing one year of service, an additional option to purchase 9,000 shares of common stock on the business day immediately following each annual stockholders’ meeting. The per share exercise price of each option is the fair market value of a share of common stock on the date of grant. Options automatically granted under this plan to non-management directors are immediately exercisable. During 2003, Messrs. Damico, Lemieux, Longfield, Malek, Schwieters, Siefers and Young and Ms. Wilensky each received option grants under the terms of the Plan. If the proposed amendment and restatement of our equity plan is approved, the Board of Directors may in its discretion grant options, restricted stock and/or stock appreciation rights to our non-management directors. Any discretionary grants of options or stock appreciation rights would be at the fair market value of our stock on the date of grant. Additionally, each grant would be subject to such terms and conditions as the Board of Directors may determine, including vesting.

Board Meetings and Committees of the Board

      The Board of Directors met six times during 2003. Each director attended more than 75 percent of the total number of meetings of the Board and the committees on which each served. The Board of Directors currently has Audit, Compensation, Governance and Quality committees, each of which has a written charter. In 2002, upon recommendation of the Governance Committee, the Board of Directors adopted a comprehensive set of Corporate Governance Guidelines, the full text of which may be found on the company’s website (www.hcr-manorcare.com). The Code of Ethics for Directors, the Code of Ethics for the Chief Executive and Senior Financial Officers and the charter of each committee are also available on the company’s website. Among other provisions, the Corporate Governance Guidelines provide for executive sessions of the non-management directors, chaired on a rotating basis by the chairs of the board committees. Such executive sessions were held in conjunction with each regular board meeting in 2003.

      Audit Committee. The Audit Committee’s functions and its major activities during fiscal year 2003 are described below in the Audit Committee Report. During the year, the Board confirmed that all members of the Audit Committee are independent within the meaning of the New York Stock Exchange’s listing standards and under Section 301 of the Sarbanes-Oxley Act of 2002. The Board also reviewed and approved changes to the Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement.

The Committee consists of Ms. Wilensky and Messrs. Colbert and Young. The Board has determined that Mr. Young is a financial expert as defined by the Securities and Exchange Commission Rules.

      Compensation Committee. The Compensation Committee of the Board of Directors consists of five independent directors who are not eligible to participate in any of our executive compensation programs. This Committee administers and regularly evaluates our executive compensation program to ensure its appropriateness in the context of our business and competitiveness with the compensation practices of other companies. From time to time, the Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews and approves salaries for our executive officers. The Committee also administers the Equity Incentive Plan and certain other incentive compensation plans covering executive officers. During 2003, the Compensation Committee met on three occasions. The Committee consists of Messrs. Damico, Lemieux, Longfield, Malek and Young. See the Compensation Committee Report below at page 17.

      Governance Committee. The Governance Committee is composed of four independent directors. This Committee is responsible for developing and recommending to the Board the corporate governance principles applicable to our company. The Governance Committee is also responsible for developing policies and practices designed to implement the governance principles adopted by the Board, and thereafter monitoring compliance with those policies and periodically reviewing them. In addition, the Governance Committee identifies individuals qualified to become board members, develops and reviews background information on the candidates and makes recommendations to the Board regarding such candidates. The Committee annually makes recommendations for committee assignments for directors. The Committee also prepares, summarizes and reports on the Board’s annual self-evaluation, and reviews and makes recommendations regarding director compensation. The Governance Committee consists of Messers. Lemieux, Longfield, Schwieters and Young.

      Nominating Process. The Governance Committee considers candidates for board membership suggested by committee members, other board members, stockholders and management. A stockholder wishing to propose a nominee for our Board of Directors should submit a notice in writing to the company’s Secretary, setting forth the following information for each person whom the stockholder proposes to nominate:

(1)	the name, age, business address and residence address of the person;

(2)	the principal occupation or employment of the person;

(3)	the class and number of shares of capital stock of the company which are beneficially owned by the person; and

(4)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to applicable SEC rules.

      In addition, as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, the following information should be provided:

(1)	the name and record address of the stockholder and beneficial owner, if any;

(2)	the class and number of shares of the company owned of record and beneficially;

(3)	a representation that the stockholder giving notice is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting and propose the nomination; and

(4)	a representation whether the stockholder intends or is part of a group that intends to solicit proxies in support of the nomination.

      The notice should comply with the timing requirements set forth in the last paragraph of this proxy statement.

      After the Committee has identified a prospective nominee, the Committee makes an initial determination whether to conduct a full evaluation of the candidate. This determination is based primarily on the need for additional board members to fill vacancies or expand the size of the Board, and the likelihood that the individual will meet the minimum qualification of prior senior management or equivalent experience in an organization that is comparable to the company in size, scope of services or other operating characteristics. If the Committee determines that further consideration is warranted, it will undertake to gather additional information about the prospective nominee’s background, experience and skills. The Committee will evaluate the nominee based on a variety of factors it deems appropriate which will include: (1) the skills, talent and expertise of the nominee; (2) the ability of the nominee to devote sufficient time, energy and attention to the diligent performance of his or her duties on the Board; (3) the independence of the nominee under applicable standards; (4) the nominee’s reputation for integrity and honesty; (5) the Board’s need for particular expertise, such as financial expertise for the Audit Committee; (6) diversity; and (7) similar factors. In making this evaluation, the Committee, through one or more of its members or other directors, may interview the candidate in person or by telephone. After completing this evaluation process, the Committee will make a report and recommendation to the Board regarding the nominee. The Board shall then determine the nominees after considering the report and recommendation of the Committee.

      Quality Committee. The Quality Committee held seven meetings in 2003. The Quality Committee meets regularly with the Vice President, Director of Clinical Services and reviews information regarding the quality of care provided in our nursing centers. In fulfilling this function, the Committee regularly reviews our company’s performance on state and federal surveys, information regarding quality indicators and information regarding clinical initiatives relating to quality of care. The Committee receives and evaluates information regarding changes in the industry including changes in the regulatory environment. The Committee also makes on-site visits to selected company facilities, tours the facilities and meets with key staff. The Quality Committee consists of Ms. Wilensky and Messrs. Schwieters and Weikel.

Certain Relationships and Related Transactions

      During 2003, National City Corporation and certain of its subsidiaries provided us and certain of our officers with commercial banking, private banking and trust services. Mr. Ormond was a director of National City and Mr. Siefers was an executive officer of that company during 2003.

Audit Committee Report

      The Audit Committee consists of three independent directors appointed by the Board of Directors. The Committee operates under a written charter first adopted and approved by the Board in May 2000. A copy of the current Audit Committee Charter is attached as Appendix A to this proxy statement.

      The Committee met formally on five occasions during 2003, conferred by telephone conference on other occasions as necessary, and received and reviewed written information related to the Committee’s functions. During the past year, the Committee held discussions with management, our independent auditors Ernst & Young LLP, our internal auditors, our legal counsel, representatives of our Corporate Compliance Committee and others.

      Among many other activities as noted in the Committee’s charter, the Audit Committee, on behalf of the Board, monitors our company’s financial reporting process and our system of internal controls. Management prepares our financial statements and implements our financial reporting process including our system of internal controls. Our independent auditors annually perform an independent audit of our company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issue a report on their audit and an opinion with respect to the financial statements. Our internal auditors review and evaluate our system of internal controls and conduct audits of selected units to ensure that they operate in compliance with these controls. The independent auditors and the internal auditors report directly to the Committee regarding their activities. The Corporate Compliance Committee administers our company’s corporate compliance program and regularly reports directly to the Committee.

      Prior to the beginning of our independent audit for 2003, the Committee discussed with our independent auditors and the internal auditors the overall scope and plans for their respective audits. These discussions focused on the principal areas of audit emphasis, the objectives related to the audits, the key accounting and reporting developments that would affect the audit plans and the primary personnel who would be involved in the audits. Following completion of the independent audit, the Committee received a written report from the independent auditors regarding the results of their audit. Our internal auditors similarly submitted a written report regarding the internal audits which were conducted throughout the year. The Committee then met with both our independent auditors and our internal auditors, with and without management present, to discuss the results of their examinations, the evaluation of our company’s internal controls and the overall quality of our company’s financial reporting. Among other items, the Committee discussed with our independent auditors the communications required by auditing standards generally accepted in the United States including the Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. The Committee was advised that there were no serious difficulties encountered in the audit nor any material weaknesses found in the system of internal controls. The Committee also reviewed and discussed the audited consolidated financial statements with management and our independent auditors. Management represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The independent auditors advised the Committee that they were prepared to issue an unqualified opinion as of and for the year ended December 31, 2003. The Committee also received a satisfactory report from the Corporate Compliance Committee concerning compliance activities during 2003.

      In addition, the Committee discussed with Ernst & Young LLP its independence from our company and our management, including the matters contained in written disclosures and the letter to the Committee as required by the Independence Standards Board Standard No. 1. The Committee reviewed a report from Ernst & Young LLP on that firm’s internal quality control procedures. The Committee reviewed in detail the audit and non-audit fees paid to Ernst & Young LLP during 2003 and considered the compatibility of the non-audit services with the auditors’ independence. The Committee concluded that such services did not compromise the independence of the auditors. The Committee has implemented and is in compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 requiring preapproval of all auditing and non-auditing services and prohibiting the engagement of the independent auditors for certain non-audit services. The Committee had previously adopted a policy requiring Committee approval of the engagement of Ernst & Young LLP on any non-audit matter. The Committee also reviewed with management, the independent auditors and the director of internal audit the company’s progress in preparing for the internal controls reporting under Section 404 of Sarbanes-Oxley.

      In reliance on the reviews and discussions referenced above and the report of the independent auditors including the independent auditors’ opinion with respect to the audited financial statements, the Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange

Commission. The Committee also recommended to the Board, subject to stockholder approval, the selection of Ernst & Young LLP as the company’s independent auditors for 2004.

The Audit Committee:
Thomas L. Young, Chairman
Virgis W. Colbert
Gail R. Wilensky

Security Ownership of Certain Management and Beneficial Owners

Executive Officers

      We have incorporated by reference the names, ages, offices and positions held during the last five years of each of our executive officers under the heading “Business” in our Annual Report on Form 10-K which we filed with the Commission on March 5, 2004.

Security Ownership of Management

      The following table shows, as of March 12, 2004, information concerning beneficial ownership of shares of our common stock by our directors individually, the persons named in the Summary Compensation Table, and our executive officers and directors as a group. Except as indicated by the notes to the table, the holders listed below have sole voting and investment power over the shares beneficially owned by them.

		Amount and Nature
	Name of	of Beneficial	Percent
Title of Class	Beneficial Owner	Ownership(1)(2)(3)	of Class

Common Stock	R. Jeffrey Bixler	463,790	(6)
Common Stock	Virgis W. Colbert	9,000	(6)
Common Stock	Joseph F. Damico	9,000	(6)
Common Stock	Nancy A. Edwards	137,443	(6)
Common Stock	Joseph H. Lemieux	95,534	(6)
Common Stock	William H. Longfield	56,214	(6)
Common Stock	Frederic V. Malek	36,077	(6)
Common Stock	Geoffrey G. Meyers	796,602 (4)	(6)
Common Stock	Paul A. Ormond	3,310,928 (5)	3.7%
Common Stock	John T. Schwieters	36,000	(6)
Common Stock	M. Keith Weikel	1,053,325	1.2%
Common Stock	Gail R. Wilensky	45,000	(6)
Common Stock	Thomas L. Young	30,050	(6)
Common Stock	Executive Officers and Directors as a group	6,338,778	6.8%

(1)	Includes shares of restricted stock granted to certain executive officers under our restricted stock plans.

(2)	Includes the following number of shares which the person has a right to acquire within 60 days of March 12, 2004 upon the exercise of options: Bixler — 278,500; Colbert — 9,000; Damico — 9,000;

Edwards — 125,000; Lemieux — 63,000; Longfield — 45,000; Malek — 27,000; Meyers — 356,483; Ormond — 1,328,050; Schwieters — 36,000; Weikel — 721,772; Wilensky — 45,000; Young — 18,000; and Executive Officers and Directors as a group — 3,252,407.

(3)	Includes shares or phantom shares held by Ms. Edwards and Messrs. Bixler, Lemieux, Malek, Meyers, Ormond and Weikel and by all executive officers as a group, under our 401(k) savings plan, non-qualified plans, deferred compensation plans and stock appreciation rights plan as of March 12, 2004. Phantom shares do not have voting rights.

(4)	Includes 110 shares held in spouse’s IRA account. Mr. Meyers disclaims any beneficial interest in the shares held in his spouse’s IRA account.

(5)	Includes 81,472 shares held by family members of Mr. Ormond; 89,286 shares held in trust for certain family members of Mr. Ormond; and 59,388 shares held in a limited liability company of which Mr. Ormond is the managing member. Mr. Ormond disclaims any beneficial interest in these shares.

(6)	Percentage of ownership does not exceed one percent of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon a review of filings with the Securities and Exchange Commission and written representations of our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports in 2003 required to be filed under Section 16(a) of the Securities Exchange Act of 1934, except that due to a misinterpretation of the filing requirements with respect to phantom stock units granted under the company’s non-qualified savings plan, certain executive officers inadvertently reported transactions under that plan (salary deferrals and company matching contributions both in phantom stock units) on Form 5 following the end of the year instead of on Form 4. One transaction in phantom stock units generally occurred with each payroll if the executive was participating in the plan and had not reached the limitation on matching contributions. The number of transactions and late reports for each executive officer was: Bixler-22, Chenevert-13, Edwards-24, Graham-13, Grillo-16, Lester-28, Meyers-27, Moler-16, Ormond-15, Parades-2, Weikel-21 and J. Young-28. Similarly, Messers. Lemieux and Malek inadvertently reported four transactions in phantom stock units under the Deferred Compensation Plan for Outside Directors on Form 5 instead of on Form 4.

Security Ownership of Certain Beneficial Owners

      The following table sets forth, as of December 31, 2003, information with respect to any person we know to be the beneficial owner of more than 5 percent of our common stock. The information presented is based upon filings made pursuant to the Securities Exchange Act of 1934 (Act) and received by us.

		Amount and Nature
	Name of	of Beneficial		Percent
Title of Class	Beneficial Owner	Ownership		of Class

Common Stock	Gilder, Gagnon, Howe & Co. LLC	5,712,524	(1)	6.4%
	1775 Broadway, 26th Floor New York, NY 10019
Common Stock	Iridian Asset Management LLC	6,804,300	(2)	7.6%
	276 Post Road West Westport, CT 06880-4704
Common Stock	T. Rowe Price Associates, Inc.	4,998,590	(3)	5.6%
	100 East Pratt St. Baltimore, MD 21202

(1)	The information received by us in a Form 13G filed February 17, 2004 indicates that Gilder, Gagnon, Howe & Co. LLC (Gilder), a broker or dealer registered under Section 15 of the Act, has sole voting power over 41,375 shares and shared dispositive power over 5,712,524 shares. The shares reported include 5,073,312 shares held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares, 597,837 shares held in accounts owned by the partners of Gilder and their families, and 41,375 shares held in the account of the profit-sharing plan of Gilder.

(2)	The information received by us in a Form 13G filed February 5, 2004 from Iridian Asset Management LLC indicates that the filing was made on behalf of the following entities, each with shared voting and dispositive power over 6,804,300 shares: Iridian Asset Management LLC; The Governor and Company of the Bank of Ireland; IBI Interfunding; BancIreland/ First Financial, Inc.; and BIAM (US) Inc.

(3)	The information received by us in a Form 13G filed February 9, 2004 from T. Rowe Price Associates, Inc. (Price Associates) indicates that Price Associates has sole voting power over 903,859 shares and sole dispositive power over 4,998,590 shares.

Executive Compensation

Summary Compensation

      The following table sets forth the annual and long-term compensation for the last three completed fiscal years for our Chief Executive Officer and our four other most highly compensated executive officers at the end of the last completed fiscal year.

Summary Compensation Table

						Long-Term Compensation

		Annual Compensation				Awards		Payouts

				Other		Restricted	Securities	Long-Term
				Annual		Stock	Underlying	Incentive	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Awards(4)	Options (#)	Payouts	Compensation(5)

Paul A. Ormond	2003	$874,193	$1,086,000	$599,103	(1)	$1,406,250	650,000	$693,000	$512,145
Chairman, President and	2002	864,154	1,035,000	164,940	(2)	—	460,000	659,700	78,763
Chief Executive Officer	2001	783,846	975,000	25,614	(3)	1,818,413	979,419	630,000	64,986
M. Keith Weikel	2003	554,515	570,000	379,218	(3)	937,500	221,846	371,250	454,663
Senior Exec. Vice President	2002	548,200	530,000	12,101	(3)	—	171,803	353,250	61,288
And Chief Operating Officer	2001	501,923	500,000	15,480	(3)	962,500	350,005	337,500	52,747
Geoffrey G. Meyers	2003	431,622	312,000	290,427	(3)	562,500	178,292	202,125	299,874
Exec. Vice President	2002	426,885	290,000	34,754	(3)	—	90,000	192,150	29,107
and Chief Financial Officer	2001	390,538	275,000	36,742	(3)	673,750	181,841	183,750	24,656
R. Jeffrey Bixler	2003	307,732	195,000	164,787	(3)	375,000	50,000	123,750	201,178
Vice President and General	2002	304,531	180,000	6,670	(3)	—	60,000	117,900	19,194
Counsel	2001	278,877	170,000	8,075	(3)	481,250	75,000	112,500	18,415
Nancy A. Edwards	2003	241,785	120,000	98,168	(3)	—	25,000	—	135,199
Vice President, General	2002	238,477	115,000	—		—	25,000	—	14,352
Manager	2001	218,142	110,000	—		—	25,000	—	12,252

(1)	Represents reimbursement for the payment of taxes of $496,388 (see discussion under Executive Employment Agreements) and perquisites and other personal benefits of $102,715. The item that exceeds 25 percent of the total perquisites and other personal benefits was personal use of our airplane of $83,456.

(2)	Represents reimbursement for the payment of taxes of $82,470 and perquisites and other personal benefits of $82,470. The item that exceeds 25 percent of the total perquisites and other personal benefits was personal use of our airplane of $55,172.

(3)	Represents reimbursement for the payment of taxes. The aggregate incremental cost of perquisites and other personal benefits provided to the executive was less than the minimum required for disclosure under the rules of the Securities and Exchange Commission. For a further explanation of amounts disclosed in 2003, see discussion under Executive Employment Agreements.

(4)	Represents the value of restricted stock awards made to the named individuals based on the share price at the date of grant. Restrictions on the sale or encumbrance of the restricted shares lapse at retirement. Each holder of restricted stock has the same rights as a stockholder including the right to vote the shares and to receive all dividends or other distributions paid or made regarding the shares. At December 31, 2003, Messrs. Ormond, Weikel, Meyers and Bixler held 400,000, 225,000, 165,000 and 120,000 shares of restricted stock having a value of $13.83 million, $7.78 million, $5.70 million and $4.15 million, respectively, based on a share price of $34.57 on December 31, 2003.

(5)	The amounts disclosed in this column for 2003 include (a) matching contributions we made to our Senior Management Savings Plan, a non-qualified defined contribution plan, on behalf of Messrs. Ormond, Weikel, Meyers and Bixler and Ms. Edwards in the amounts of $57,276, $32,535, $12,949, $14,632 and $10,704, respectively; (b) the dollar value of premiums paid for life insurance for Messrs. Ormond, Weikel, Meyers and Bixler and Ms. Edwards in the amounts of $17,611, $16,615, $10,853, $4,722 and $2,208, respectively; and (c) the dollar value of the corporate interest in split-dollar life insurance policies which was released to the employee for Messrs. Ormond, Weikel, Meyers and Bixler and Ms. Edwards in the amounts of $437,258, $405,513, $276,072, $181,824 and $122,287, respectively.

Option Grants

      The following table sets forth information on stock option grants during 2003 pursuant to our Equity Incentive Plan for the individuals named in the Summary Compensation Table. In 2003 we did not maintain a stock appreciation rights plan covering executive officers.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants(1)

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options	Employees in	Exercise	Expiration	Grant Date
Name	Granted(#)	2003	Price	Date	Present Value(2)

Paul A. Ormond	300,000	14.5%	$18.75	2/6/13	$2,223,000
	60,000	2.9%	28.50	12/1/03	121,200
	70,000	3.4%	28.10	12/1/04	239,400
	220,000	10.6%	28.33	6/17/10	2,054,800
M. Keith Weikel	120,000	5.8%	18.75	2/6/13	889,200
	20,074	1.0%	27.99	12/1/03	39,947
	23,847	1.1%	27.99	12/1/04	81,080
	57,925	2.8%	27.99	6/17/10	536,386
Geoffrey G. Meyers	75,000	3.6%	18.75	2/6/13	555,750
	10,809	0.5%	28.10	12/1/03	18,916
	92,483	4.5%	33.28	6/17/10	1,022,862
R. Jeffrey Bixler	50,000	2.4%	18.75	2/6/13	370,500
Nancy A. Edwards	25,000	1.2%	18.75	2/6/13	185,250

(1)	Each grant with an exercise price of $18.75 provides that the option is not exercisable until three years following the grant date at which time the option becomes fully exercisable. Each grant with an exercise price other than $18.75 is immediately exercisable pursuant to the Additional Option feature of the applicable option agreement.

(2)	Represents an estimate of option values at grant date by using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield of 1 percent; expected volatility of 39 percent; risk-free rate of return of 2.8 percent; and expected life of 4.3 years.

Aggregated Option Values

      The following table shows options exercised during the last fiscal year by the individuals named in the Summary Compensation Table and the aggregate dollar value of unexercised options held at the end of the last fiscal year by those individuals based upon a share price of $34.57.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at December 31, 2003		at December 31, 2003
	on	Value
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul A. Ormond	615,000	$10,809,600	860,000	1,200,000	$4,255,550	$18,546,000
M. Keith Weikel	180,074	3,098,187	471,772	520,000	6,862,010	8,030,900
Geoffrey G. Meyers	246,809	5,902,688	206,483	315,000	605,273	4,866,000
R. Jeffrey Bixler	24,000	462,510	218,500	185,000	4,175,455	2,861,000
Nancy A. Edwards	7,500	129,200	100,000	75,000	1,567,413	1,162,250

Long-Term Incentive Plans

      The individuals named in the Summary Compensation Table are covered by our Performance Award Plan (PAP) under which eligible employees receive a cash award payable at the end of the three-year period specified in the award. The total amount of any award payable at the end of an award period is determined by our Compensation Committee and is based upon performance criteria established at the beginning of the period. Award payouts for the 2003-2005 and 2004-2006 award periods will be based on the growth in earnings per share of common stock over the period.

Long-Term Incentive Plans — Awards in February 2003

	Performance
	or Other	Estimated Future Payouts
	Period Until	Under Non-Stock Price-Based Plans
	Maturation
Name	or Payout	Threshold	Target	Maximum

Nancy A. Edwards	2003-2005	$25,000	$50,000	$75,000

Long-Term Incentive Plans — Awards in September 2003

Paul A. Ormond	2004-2006	$271,500	$543,000	$814,500
M. Keith Weikel	2004-2006	143,000	286,000	429,000
Geoffrey G. Meyers	2004-2006	78,050	156,100	234,150
R. Jeffrey Bixler	2004-2006	47,700	95,400	143,100
Nancy A. Edwards	2004-2006	25,000	50,000	75,000

Retirement Plans

      The following table illustrates the estimated combined annual retirement benefits which would be provided under our Pension Plan, a qualified defined benefit plan (Pension Plan), and our Senior Executive Retirement Plan, a non-qualified defined benefit plan (SERP), in various average earnings classifications upon normal retirement at age 65:

	Years of Credited Service
High Three-Year
Average Earnings	10	15	20	25	30	35	40

$400,000	54,500	81,800	109,000	136,300	163,500	190,800	200,800
800,000	111,700	167,500	223,300	279,100	335,000	390,800	410,810
1,200,000	168,800	253,200	337,600	422,000	506,400	590,800	620,800
1,600,000	225,900	338,900	451,900	564,800	677,800	790,800	830,800
2,000,000	283,100	424,600	566,200	707,700	849,200	990,800	1,040,800
2,400,000	340,200	510,300	680,400	850,600	1,020,700	1,190,800	1,250,800
2,800,000	397,400	596,100	794,700	993,400	1,192,100	1,390,800	1,460,800
3,200,000	454,500	681,800	909,000	1,136,300	1,363,500	1,590,800	1,670,800

      The benefits illustrated in the above table are calculated on a straight-life annuity basis. In accordance with the provisions of the Pension Plan and the SERP, the table reflects the greater of the regular benefit under current provisions of the plans and the “grandfathered” benefit under the formula in effect prior to January 1, 1989. The regular benefit does not contain an offset for social security or other benefits, but the “grandfathered” benefit does contain a partial offset for social security benefits.

      At December 31, 2003, Messrs. Ormond, Weikel, Meyers and Bixler and Ms. Edwards had total credited service under the Pension Plan and the SERP of 30 years, 17 years, 36 years, 21 years and 24 years, respectively. Annual covered compensation includes base salary and amounts earned under our Annual Incentive Award Plan and our Performance Award Plan. The covered compensation for 2003 does not differ substantially from that set forth in the Salary, Bonus and Long-Term Payout columns in the Summary Compensation Table.

Executive Employment Agreements

      We have entered into severance or employment agreements with certain of our executive officers, including the executive officers listed in the Summary Compensation Table, that entitle such officers to receive their base salaries and to participate in our designated benefit plans. Each agreement also provides that the officer’s base salary may be adjusted periodically and that we may at any time adjust or terminate benefit plans in which the officer is entitled to participate so long as no vested or accrued benefit is adversely affected. The agreements provide that the officer’s employment is not for any specified term and may be terminated at any time. If an officer is terminated other than for “cause” (as defined in the agreements), we would continue to pay the officer’s base salary for one year except in the case of Messrs. Ormond, Weikel, Meyers and Bixler, in which cases salary would continue as described below. The agreements each contain non-competition/non-solicitation obligations on the part of the executive.

      In addition to the foregoing provisions, the severance agreements of Messrs. Ormond, Weikel, Meyers and Bixler also provide for an initial three-year term of employment with automatic one-year renewals unless prior notice of termination is given by either party. In addition, the agreements generally provide severance benefits equal to three years aggregate cash compensation (as defined in the agreements) if the executive’s employment is terminated following certain corporate transactions other than for cause or due to death or disability, or under limited circumstances if the executive voluntarily terminates his employment. If the executive is terminated not following a corporate transaction, he would be entitled to salary continuation for three years.

      During 2003, based upon the recommendations of an outside consultant, the Compensation Committee approved and we entered into amendments to the severance agreements or the employment agreements of the individuals named in the Summary Compensation Table (except Mr. Ormond) and certain other executive officers. These amendments were entered into in order to address several issues relating to the collateral assignment split-dollar life insurance arrangements we entered into to help fund our obligations under the Senior Executive Retirement Plan (SERP). These issues arose as the result of: (1) the prohibitions on loans to executive officers under the Sarbanes-Oxley Act of 2002 and the possible interpretation that split-dollar arrangements may constitute prohibited loans; (2) a contractual obligation to fund the SERP triggered by the HCR-Manor Care transaction in 1998; and (3) the impact of recent tax law changes on the tax treatment of split-dollar policies. Pursuant to these amendments, if the employee’s employment is terminated by reason of death, retirement (after early retirement age under the SERP) or for reasons other than cause (as defined in the employment or severance agreement) then at such time we agreed to: (1) waive or release a portion of the corporate interest in the cash value of the policies in the event that there is a shortfall between the cash value in the policy and the SERP benefit; and (2) make a payment to the employee which after payment of taxes on this additional payment will be sufficient to pay income and related payroll taxes imposed on the release of the corporate interest, any shortfall payments and any employee retained interest in the policies. Each executive also agreed to extend his or her non-competition obligations by an additional year as part of these amendments.

      In addition, during 2003, the Compensation Committee also approved and we entered into split-dollar assignment termination agreements with the individuals named in the Summary Compensation Table along with certain other executive officers with respect to the collateral assignment split-dollar life insurance arrangements which funded the company’s obligations under our senior executive and corporate officer life insurance program. The termination agreements were entered into due to (1) the prohibitions on loans to executive officers under the Sarbanes-Oxley Act of 2002 and (2) the impact of recent tax law changes on the treatment of split-dollar policies. Under each termination agreement, we agreed to: (1) waive or release a portion of the corporate interest in the policies to the extent necessary to sustain the policies with a death benefit equal to two times the employee’s salary as of the date of the agreement without payment of additional premiums; (2) provide a payment to the employee which after payment of all income and related payroll taxes on the payment, the employee would retain an amount sufficient to pay the income and related payroll taxes on the release of the corporate interest; and (3) make supplemental payments to the extent necessary to: (a) provide cash value in the policies sufficient to sustain the death benefit to which the employee is entitled under this program; (b) increase the death benefit available to account for future salary increases; and (c) maintain the death benefit in the event of a shortfall. The agreements pertaining to Messers Ormond and Weikel also provide that we will evaluate in good faith alternatives to address any gift tax obligations which such individuals may have on the release of our corporate interest and related payments made under these agreements due to the fact such policies are held in irrevocable life insurance trusts.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Compensation Committee consists of Messrs. Damico, Lemieux, Longfield, Malek and Young, none of whom was an officer or employee of our company or any of our subsidiaries during the fiscal year.

Compensation Committee Report

      Compensation Policies Applicable to Executive Officers. Our executive compensation program’s main objective continues to be enhancement of stockholder value over the long term. With this objective in mind, the Compensation Committee has designed our company’s compensation program to (1) strongly compete within the health care industry generally and with the compensation policies of other publicly held companies of comparable size and complexity; (2) provide major incentives directly linked to increases in recognized measures of stockholder value; and (3) reward superior performance as measured by financial and non-financial factors. Our Compensation Committee believes that a program that achieves these goals will encourage executives who can deliver superior performance to remain with our company and to continue to deliver such performance. During 2003, the Committee administered the program consistent with the objectives and goals stated above.

      The executive compensation program consists of cash payments in the form of salary and annual bonus for performance during the current year and stock-based and cash incentive compensation for performance over the long term, usually a minimum of three years. The Committee’s judgments regarding the compensation for each executive are based not only upon achievement of performance goals under various plans and programs but also upon an assessment of the executive’s leadership skill, commitment to company objectives and potential to enhance stockholder value over the long term. The Committee believes that the stability and continuity in the senior officer ranks of our company, including among the individuals named in the Summary Compensation Table, as well as the overall performance of the company relative to competitors and peer companies, demonstrates the success of the compensation program in meeting its objectives.

      The Committee intends to continue monitoring executive compensation developments and the effectiveness of our program and will consult with its independent compensation consultant as appropriate. To that end, in early 2004, the Committee requested its consultant to undertake a comprehensive review of our executive compensation program and to make recommendations for adjustments in plan design and administration to maintain the competitiveness of the program and to ensure continued alignment with stockholders’ interests. The Committee will evaluate the consultant’s recommendations and take appropriate action.

      Salary Reviews. The Committee approved annual salary increases for the named executives and certain other corporate officers effective in September 2003. In making these adjustments, the Committee considered past individual performance as measured by both qualitative and quantitative factors, the individual’s potential for making significant contributions to our future performance, competitive factors and national inflation trends. The Committee also considered our company’s overall performance in making the salary adjustments.

      Annual Incentive Plan. The Committee has the responsibility for determining the level of payouts under our Annual Incentive Plan. In making that determination for 2003, the Committee recognized that many of the challenges presented to the senior management team in prior years continued to require exceptionally strong leadership and management skill in delivering the performance results enjoyed by the company in 2003. These challenges included the decline in Medicare reimbursement levels that started in the fourth quarter of 2002, the Medicaid funding issues for many states, maintaining strong cost controls and effectively managing general and professional liability costs. In this context, the Committee considered several specific accomplishments during the year which enhanced stockholder value. These achievements included the following: (1) growth in occupancy to the highest levels since 1998; (2) highest Medicare census and highest hospice census in our history; (3) continuation of excellent cash flow enabling us to repurchase over 7 percent of our outstanding shares, reduce net debt significantly and invest in facility maintenance, upgrades and expansions; (4) an 86 percent increase in our stock price; (5) payment of the first dividend in company history; (6) EPS performance versus budget; and (7) maintaining a solid balance sheet and an investment grade rating. The Committee also recognized that the quality of care in our nursing centers, as measured by survey compliance and other quality indicators, remained at a high level during 2003. In the view of the Committee, these achievements in the current environment justified payouts under the Annual Incentive Plan significantly above target levels.

      Equity Incentive Plan. Our Equity Incentive Plan was approved by the stockholders in 2001. This plan provides for stock-based awards to a broad group of our employees including the executive officers named in the Summary Compensation Table. These awards may be in the form of stock options or restricted stock. The plan provides that the exercise price of a stock option shall be equal to the fair market value of our stock on the date of grant. Restricted stock granted or sold to a participant cannot be sold or otherwise transferred by the participant until the restrictions lapse or expire. Upon the recommendation of the Committee, the stockholders are being requested to approve an amendment and restatement of our Equity Incentive Plan to increase the authorized shares under this plan and to add stock appreciation rights in order to allow for continued utilization of stock-based awards. See discussion under Item 2.

      The Committee believes that stock-based compensation awards provide effective incentives, tied to long-term increases in stockholder value, to retain and motivate executive officers and other key employees. Accordingly, as outlined in the Summary Compensation Table, the Committee made significant grants of stock options and restricted stock to executive officers including the individuals named in the Summary Compensation Table. Stock options do not vest until the third anniversary of grant. Restricted stock awards remain restricted until the retirement of the recipient.

      Performance Award Plan. The Committee believes that the Performance Award Plan is an important component of overall long-term compensation for senior executives. The Performance Award Plan links cash incentives to long-term increases in financial measures of stockholder value. Under the Performance Award Plan, eligible employees receive a cash award payable at the end of the three-year period specified in the award. The Committee determines the total amount of the award payable at the end of an award period based upon performance criteria established at the beginning of the period. For the 2001-2003 award period, the Committee approved Performance Award Plan payouts based upon actual EPS growth during the award period. The amounts of these payouts appear in the Summary Compensation Table under the column Long-Term Incentive Payouts.

      Compensation of Chief Executive Officer. The compensation policies described above also apply to Mr. Ormond’s compensation. The Committee determines Mr. Ormond’s salary level and all awards and grants to him under our compensation program’s incentive components. Mr. Ormond’s overall compensation package recognizes that as CEO he bears primary responsibility for increasing the value of stockholders’ investments. Accordingly, a substantial portion of his compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Committee also believes that the complex health care environment in which our company currently operates requires a high degree of leadership, innovation and prudent risk-taking in order to meet and sustain corporate objectives for increasing stockholder value. Accordingly, the Committee structures and administers Mr. Ormond’s compensation to motivate and reward his successful exercise of these entrepreneurial skills.

      Mr. Ormond’s compensation for 2003 was directly related to the overall performance of our company as measured by the several factors identified above. His compensation continued to reflect specifically: (1) the high level of care maintained in our nursing centers and the continued emphasis on quality among all employees; (2) our operating results for 2003 which delivered significant improvements or growth in several important areas; (3) our senior management team’s commitment, dedication and continued strong performance; and (4) related qualitative factors.

      Policy Related to Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 denies a deduction to any publicly held corporation for compensation paid to the CEO and the other four most highly compensated officers, as of the end of a fiscal year, to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993, subject to an exception for “performance-based compensation.” It is the Committee’s policy to take the necessary steps, including appropriate plan amendments, to qualify compensation paid to executive officers for deductibility to the extent that so qualifying the compensation is not inconsistent with our company’s fundamental compensation policies. In furtherance of this policy, the Performance Award Plan and the Equity Incentive Plan are designed to satisfy Section 162(m)’s performance-based compensation requirements. The Committee continues to monitor developments on this subject and will take further action as may be appropriate.

The Compensation Committee:
Joseph H. Lemieux, Chairman
Joseph F. Damico
William H. Longfield
Frederic V. Malek
Thomas L. Young

Performance Graph

      The graph below compares the total return on an investment in our common stock to the cumulative total return for a broad market index (the Standard & Poor’s 500 Stock Index) and to the cumulative total return for an index comprising a peer group of companies(1). The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

      The graph assumes a $100 investment on December 31, 1998, in the stock of HCR Manor Care, Inc. (now known as Manor Care, Inc.) at a price of $29.375 per share. The graph also assumes investments on the same date of $100 each in the S&P 500 and the companies comprising the peer group index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

(1)	The peer group index is based on the total return for investments in the common stock of Beverly Enterprises, Inc., Integrated Health Services, Inc., Vencor, Inc., Genesis Health Ventures, Inc. (now known as NeighborCare, Inc.) and Alterra Healthcare Corporation. During 2001 Genesis Health Ventures and Vencor emerged from chapter 11 bankruptcy protection (Vencor in the name Kindred Healthcare, Inc.). Because none of the pre-bankruptcy common stockholders received any shares of these post-bankruptcy companies, the values of investments in these companies that commenced in 1998 have been reduced to zero. Therefore, no post-bankruptcy values are reflected in the index for these firms. At December 31, 2003 Integrated and Alterra remained in bankruptcy proceedings.

Item 2 — Approval of An Amendment and Restatement of the Equity

Incentive Plan of Manor Care, Inc.

      The Board is submitting for stockholder approval the Amendment and Restatement of our Equity Incentive Plan which acts to: (1) increase the number of shares of common stock which may be issued under that plan; (2) permit the award of stock appreciation rights; (3) allow for the discretionary grant of options, restricted stock and stock appreciation rights to our non-management directors; and (4) extend the term pursuant to which incentive stock options may be granted under the plan by an additional ten years.

      Effective on February 6, 2001, the Board and Compensation Committee approved and adopted our equity plan. The equity plan was later approved by our stockholders on May 8, 2001. The Board has recommended that the stockholders approve the amendment and restatement of our equity plan to allow us to continue to provide stock-based compensation to employees, directors and consultants.

      Currently under our equity plan, 4,000,000 of our shares may be issued upon exercise of stock options or granted as restricted stock; however, no more than 750,000 shares may be granted as restricted stock. Additionally, options and restricted stock for no more than 1,000,000 shares may be granted to any one individual in any fiscal year. As of March 12, 2004, a total of 7,371,252 shares were subject to outstanding options and restricted stock under all of our equity compensation plans and were held by approximately 800 of our officers, directors and employees. As of March 12, 2004, only 812,776 shares remained available for the grant of new options or restricted stock under the equity plan, provided that restricted stock shall not exceed 394,250 shares. The proposed amendment and restatement of our equity plan, if approved by stockholders, would increase the number of shares available for issuance by 6,000,000 shares, bringing the total number of shares available under the equity plan to 10,000,000, with no more than 3,750,000 shares being available for grant as restricted stock.

      On March 12, 2004, the closing price of a share of our common stock on the New York Stock Exchange was $36.22.

      The principal features of our equity plan are summarized below, but the summary is qualified in its entirety by reference to the proposed amendment and restatement, which is included as Appendix B.

      Purpose. The principal purposes of the equity plan are to:

•	incent our directors, consultants and key employees to further our growth, development and financial success by personally benefiting through ownership of our stock; and

•	obtain and retain the services of high quality individuals essential to our long-range success through awards of stock options, restricted stock and stock appreciation rights.

      Shares Subject to the Plan. The shares of common stock available for issuance under the equity plan may either be previously authorized and unissued shares or treasury shares. The equity plan provides for appropriate adjustments in the number and kind of shares subject to the plan, and to outstanding awards thereunder in the event of a stock split, stock dividend or certain other types of transactions. If any portion of an option or stock appreciation right terminates or lapses unexercised under the equity plan, the shares subject to the unexercised portion of such option or stock appreciation right will continue to be available for issuance under the equity plan. If any shares of restricted stock are surrendered or we repurchase shares of restricted stock, those shares will also be available for reissuance under the equity plan.

      Administration. Our Compensation Committee generally administers the equity plan, consisting of at least two members of the Board who are both “non-employee” directors for purposes of Section 16(b) of the Exchange Act and “outside directors” under Section 162(m) of the Code. The Compensation Committee currently consists of five non-employee, outside directors who are also “independent” within the meaning of the New York Stock Exchange listing standards. The Board as a whole determines any grants under the equity plan that are made to non-employee or “outside” directors. The Committee determines (1) which individuals receive stock options, restricted stock and/or stock appreciation rights awards; (2) when individuals receive these awards; (3) the number of shares to be awarded; and (4) the price, payment terms, payment method and the expiration date applicable to each award. The Committee also may adopt, amend and rescind rules relating to the administration of the equity plan.

      Eligibility. Persons eligible to participate in the equity plan include all non-employee members of our Board of Directors which after the 2004 annual meeting will be eight persons and approximately 1,500 key employees, as determined by the Compensation Committee.

      Payment for Shares. Participants may pay the exercise price for all options in full in cash at the time of exercise, or, if permitted by the Committee in its discretion, by: (1) delaying payment for up to 30 days; (2) delivering common stock owned by the participant for at least six months and having a fair market value on the date of exercise equal to the total exercise price of the exercised option; (3) surrendering the shares of common stock acquired by exercising the options and having a fair market value on the date of exercise equal to the total exercise price of the exercised option; (4) signing a full recourse promissory note bearing interest at a market rate; (5) irrevocably instructing the participant’s broker to deliver to us sale or loan proceeds to pay for all common stock acquired by exercising the options; (6) delivering any other property constituting good and valuable consideration; or (7) performing any combination of the foregoing. In the Committee’s discretion, restricted stock awards may be made for a purchase price or in consideration of performance of prior services to us or any of our subsidiaries. Stock appreciation rights may be settled in cash, stock or a combination of cash and stock.

      Awards under the Equity Plan. The equity plan provides that the Committee may award restricted stock and options (both incentive stock options (ISOs), within the meaning of Section 422 of the Code, and non-qualified options (NSOs), options which do not qualify as incentive stock options within the meaning of Section 422 of the Code) and stock appreciation rights. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

      Non-qualified Stock Options. NSOs provide for the right to purchase common stock at a specified price, which price cannot be less than the fair market value of a share of our common stock on the date of grant. NSOs usually become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. NSOs may be granted for any term specified by the Compensation Committee.

      Incentive Stock Options. ISOs are designed to comply with the provisions of the Code and therefore are subject to certain Code restrictions. Under the Code, ISOs: (1) must have an exercise price that is at least equal to the fair market value of a share of common stock on the date of grant; (2) can only be granted to employees; (3) must expire within a specified period of time following the optionee’s termination of employment; and (4) must be exercised within 10 years after the grant date. The Compensation Committee may subsequently modify an ISO to disqualify it from treatment as an ISO. If the Compensation Committee grants an ISO to an individual who owns (or is deemed to own) at least 10 percent of the total combined voting power of all classes of our stock, the equity plan provides that the ISO must be granted with an exercise price equal to at least 110 percent of our common stock’s fair market value on the date of grant and expire no later than five years after its grant date.

      Reload Options. Under the equity plan, the Compensation Committee may in connection with an option grant, grant an optionee the right to automatically receive additional, or reload, options in replacement of any shares surrendered by the optionee upon exercise of the original option (either as payment for the original option’s exercise price, or in order to satisfy any applicable income tax withholding). The number of shares that the Compensation Committee may grant under the reload option equals the number of shares of common stock (1) tendered or relinquished to pay for exercise of the original option and/or (2) withheld under applicable federal, state or local income tax withholding provisions. The reload option must have the same termination date, and other features as the original option, and the exercise price must equal the fair market value of our common stock on the date the reload option is granted.

      Outside Director Options. The equity plan provides for automatic NSO grants to outside directors under which they may purchase 9,000 shares on the next business day following the date an outside director is first elected or appointed. Additionally, after one year of service, each continuing outside director will automatically receive NSOs to purchase 9,000 shares as of the next business day following each annual meeting of stockholders. All automatic grants of NSOs to outside directors are immediately and fully exercisable.

      The equity plan specifically prohibits the repricing of any options without stockholder consent.

      Restricted Stock. The Compensation Committee may sell restricted stock to participants at various prices, grant restricted stock in connection with the performance of services or make restricted stock subject to additional restrictions. Typically, if these conditions or restrictions are not met, we may repurchase restricted stock at the original purchase price or the stock is otherwise subject to forfeiture. In general, restricted stock cannot be sold or otherwise transferred or hypothecated until the restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, have voting rights and receive dividends prior to the time the restrictions lapse. If the Committee determines it is desirable for a grant of restricted stock to qualify as “performance-based” under Code Section 162(m), that grant of restricted stock will vest only upon attainment of pre-established performance goals. The Committee will set these performance goals based upon any or all of the following business criteria (with respect to our company, any of our subsidiaries or any division or operating unit thereof): (1) net income; (2) pretax income; (3) operating income; (4) cash flow; (5) earnings per share; (6) return on equity; (7) return on invested capital or assets; (8) cost reductions or savings; (9) funds from operations; (10) appreciation in the fair market value of common stock; or (11) earnings before any one or more of interest, taxes, depreciation or amortization (the Performance Criteria).

      Stock Appreciation Rights. Stock appreciation rights give the holder the right to receive from us upon exercise the positive difference, if any, between the fair market value of our common stock on the date of exercise over the fair market value of our stock on the date of grant. Our obligations under a stock appreciation right may be settled either in cash, stock having a fair market value of our obligation or a combination of such stock and cash. The Committee may grant stock appreciation rights to participants either alone or in connection with the grant of an option, or a previously granted option.

      Amendment and Termination. Amendments of the equity plan to increase the maximum number of award shares or to change the Performance Criteria require the approval of our stockholders. The Committee can make all other amendments, modifications, suspensions or terminations without stockholder approval. Amendments to the equity plan will not affect awards previously granted under the equity plan unless the award itself expressly so provides or the participant consents to the changes.

      The Board may terminate the equity plan at any time with respect to the shares not then subject to awards. Termination of the equity plan will not affect the rights and obligations of any participant with respect to awards granted before termination, without participant consent.

      Miscellaneous Provisions. If our outstanding shares of common stock are changed into or exchanged for a different number or kind of shares of our capital stock or other securities because of a merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, combination of shares or otherwise, we will proportionately adjust the number and kind of shares covered by the equity plan and by each outstanding option, the exercise price per share and other limitations on shares applicable under the equity plan.

      Individual award agreements will set forth the dates on which options or other awards under the equity plan first become exercisable and on which they expire. These agreements generally will provide that options and other awards expire upon termination of the participant’s employment, although the Committee may provide that such options or other awards continue to be exercisable following a termination, or because of the grantee’s retirement, death, disability or otherwise. Similarly, we will usually be able to repurchase restricted stock granted under the equity plan in the event of the grantee’s termination of employment, although the Committee may make exceptions based on the reason for termination or on other factors. In the event of certain stated events in the equity plan which may affect us, such as merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets, the Committee in its sole discretion may take certain actions with respect to awards under the equity plan, including to: (1) accelerate exercisability of options or the lapse of any restrictions on restricted stock; (2) purchase of outstanding awards; and (3) other similar adjustments to facilitate any such transactions. The Committee may also provide that all awards cease to be outstanding following such events.

      In consideration of the grant of a stock option or shares of restricted stock, the participant must agree in the written award agreement to remain in our employ or to continue to be of service to us or a subsidiary. An optionee cannot assign or transfer any option granted under the equity plan, except by will or the laws of intestate succession, or to certain family members as gifts. An option can only be exercised by the holder thereof during such holder’s lifetime.

      Certain Federal Income Tax Consequences. The following material summarizes the principal anticipated federal income tax consequences of option, restricted stock and stock appreciation right grants under the equity plan to participants and to our company. This summary is intended for general information only. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

      Non-qualified Stock Options. For federal income tax purposes, the recipient of NSOs granted under the equity plan will not have taxable income upon the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

      Pursuant to the equity plan and with consent of the Compensation Committee, a participant may exercise NSOs by delivering shares of common stock already held by the participant. The Internal Revenue Service has taken the position that the tax consequences of exercising options with shares of common stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income).

      Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of our stock acquired upon exercise of an ISO, the optionee will have a taxable event. If the stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If these holding period requirements are not met and the stock is sold for a gain over the fair market value on the date of exercise, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long-or short-term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. We generally will be entitled to a deduction with respect to any amount of ordinary income recognized by the optionee.

      Restricted Stock. Generally, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the equity plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of grant of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Code Section 83.

      Stock Appreciation Rights. A participant will not be taxed on the grant of a stock appreciation right. Upon exercise of the stock appreciation right the participant will recognize ordinary income equal to the amount of cash or fair market value of stock received. We will be eligible for a tax deduction equal to the amount of ordinary income recognized by the participant.

      Section 162(m). Under Code Section 162(m), in general, income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), this deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee that conforms to certain restrictive conditions stated under the Code and related regulations. We have structured our equity plan with the intent that awards granted under the equity plan can meet the requirements for “performance-based” compensation and Code Section 162(m). To the extent granted at a fair market value exercise price, options granted under the equity plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted stock granted under the equity plan may qualify as “performance-based” under Code Section 162(m) if it vests based solely upon the equity plan’s Performance Criteria.

      Securities Authorized for Issuance Under Equity Compensation Plans. The following table provides information as of December 31, 2003 concerning our common stock that may be issued upon the exercise of options under all of our existing approved equity compensation plans. The table does not include the additional 6,000,000 shares proposed to be authorized under the Amendment and Restatement of our Equity Incentive Plan for which stockholder approval is currently being sought.

Equity Compensation Plan Information

	(a)	(b)	(c)
Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(a))

Equity compensation plans approved by security holders	6,506,877 (1)	$22.93	1,545,826 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	6,506,877	$22.93	1,545,826

(1)	This number includes options outstanding at December 31, 2003, under our Equity Incentive Plan, Amended Stock Option Plan for Key Employees and Stock Option Plan for Outside Directors. There are no outstanding warrants or rights.

(2)	The number of securities remaining available for future issuance under our Equity Incentive Plan includes a total of 1,545,826 securities which may be awarded as options or as restricted stock, provided that restricted stock shall not exceed 502,250 shares.

      Reasons for Amendment and Restatement of the Plan. As of March 12, 2004, a total of 7,371,252 shares were subject to outstanding options and restricted stock held by approximately 800 officers, directors and employees under all of our equity compensation plans, of which 4,351,252 were vested and exercisable. As of March 12, 2004, only 812,776 shares remained available for the grant of new options or restricted stock under the equity plan, provided that restricted stock shall not exceed 394,250 shares. The proposed amendment and restatement of our equity plan would increase the number of shares available for grant of new options and restricted stock by 6,000,000 shares. In addition, the amendment and restatement of our equity plan also provides us with greater flexibility in providing stock-based compensation to our employees, non-management directors and consultants by: (1) adding the ability to grant stock appreciation rights; (2) allowing our Board of Directors to make discretionary grants of options, restricted stock and stock appreciation rights to non-management directors; and (3) extending the term pursuant to which we may make grants of ISOs to employees by ten years. As a result, our Board of Directors has determined that it is advisable to adopt the amended and restated equity plan as a means of providing stock-based incentive compensation to our officers, directors, consultants and employees, thereby continuing to align the interests of such individuals with those of our stockholders, and that grants of stock options, restricted stock and stock appreciation rights under the terms of the equity plan are an effective means of providing such compensation.

      New Plan Benefits. Awards of stock options, restricted stock and stock appreciation rights to our employees and consultants are subject to the discretion of the Compensation Committee. Awards to non-

management directors are subject to the discretion of our Board of Directors. Therefore, it is not possible to determine the benefits that will be received in the future by these participants in the equity plan. See the Summary Compensation Table and Option/SAR Grants in Last Fiscal Year, above, for information on prior awards to named executive officers. Options to purchase 9,000 shares will continue to be granted to each non-employee director each year of their service, as described above.

      Required Vote for Approval and Recommendation of the Board of Directors. Shareholder approval of the proposed amendment to the equity plan is required: (1) by the terms of our equity plan; (2) under the New York Stock Exchange corporate governance standards; (3) in order to preserve full deductibility of performance-based awards under the equity plan as performance-based compensation under Section 162(m) of the Code; and (4) in order to be able to continue granting ISOs under the equity plan. Therefore, the company is requesting that stockholders approve the proposed amendment and restatement of our equity plan: (1) increasing the number of shares available for grant thereunder by 6,000,000 shares, so that a total of 10,000,000 shares may be issued under the equity plan, with no more than 3,750,000 being issued as restricted stock; (2) adding the ability to grant stock appreciation rights; (3) allowing discretionary grants to non-management directors; and (4) extending the term pursuant to which we may make grants of ISOs under the plan for another ten years. We are also asking for approval of the Performance Criteria under the plan in order to preserve the full deductibility of performance-based awards under the plan as performance-based compensation under Section 162(m) of the Code.

      The affirmative vote of a majority of the shares present in person or by proxy at the annual meeting, and entitled to vote, is required to approve the proposed amendment and restatement of our equity plan.

      Abstentions from voting on the proposed amendment and restatement of our equity plan shall have the effect of a vote against the proposal. Broker non-votes will not be considered present for purposes of calculating a majority and, therefore, will have no effect on the outcome of the vote. Pursuant to New York Stock Exchange rules, a broker may not vote on the adoption of or a material amendment to an equity compensation plan without instruction from the beneficial owner of the shares held by such broker.

The Board of Directors unanimously recommends a vote FOR the adoption of the proposal.

Item 3 — Amendment To Certificate of Incorporation — Declassify Board

      The Board of Directors is submitting for stockholder consideration a proposal to amend Article XI of our Certificate of Incorporation. Article XI currently provides that the directors of the company are to be divided into three classes with the number of directors in each class to be as nearly equal as the total number of directors permits. Each class of directors is elected for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such class of directors was elected. The proposed amendment to Article XI would eliminate the classes of directors and the three-year terms. If the amendment to Article XI is approved, the Board of Directors would amend the company’s by-laws, as necessary, to provide for annual elections of each director. The annual election of directors would start with the expiration of the current term of each incumbent director so that in 2005 three director positions in Class II would be elected for one-year terms and so on for Class III expiring in 2006 and Class I expiring in 2007. The full text of Article XI as proposed to be amended is included as Appendix C.

      At the May 2003 annual meeting of stockholders, a proposal was submitted to the stockholders requesting the Board to take the necessary steps to declassify the Board of Directors and establish annual elections of directors. This proposal was approved by a majority of the votes cast at the meeting. However, approval of this proposal did not automatically eliminate the classified board because declassification of the

Board requires an amendment to Article XI of the Certificate of Incorporation which must be approved by at least 80 percent of the outstanding shares of common stock. In view of the approval of the proposal at the 2003 annual meeting and upon the recommendation of the company’s Governance Committee, the Board has decided to submit a proposal to amend Article XI of the Certificate of Incorporation to permit a direct vote on the declassification of the Board.

      In the past, the Board has made the following arguments in support of a classified board. First, a classified board helps provide continuity and stability in the oversight of our company by assuring that a majority of the directors at any given time will have significant experience with the business affairs and operations of our company. Second, the classified board maintains accountability of our directors to the stockholders by affording the opportunity to change up to one-third of the Board annually while maintaining the overall continuity and stability described above. Third, because at least two annual meetings would generally be required to achieve a change in control of our Board, the classified board gives incumbent directors the time and leverage necessary to review any takeover proposal, to negotiate more favorable terms for stockholders and consider alternate proposals and strategies.

      The Board believes that opponents of a classified board structure typically support declassification by referencing the ability to elect directors as the single most important use of the stockholder franchise, allowing stockholders annually to approve or disapprove the performance of one or more directors. In addition, certain stockholders believe that classified boards could frustrate, to the detriment of long-term stockholder interests, the efforts of a bidder to acquire control of our company or a challenger to engage successfully in a proxy contest for control.

      Under the Certificate of Incorporation, the proposal to amend Article XI requires the affirmative vote of the holders of not less than 80 percent of the outstanding shares of common stock. In recognition that a majority of the stockholders voted in favor of the declassification proposal at the 2003 annual meeting, the Board of Directors recommends a vote FOR the adoption of the proposal.

Item 4 — Selection of Independent Public Accountants

      Item 4 is a proposal for you to ratify the selection of our independent accountants for 2004. Upon the recommendation of the Audit Committee and subject to ratification by our stockholders, our Board of Directors selected Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2004. If the stockholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee and Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP will attend the annual meeting to respond to appropriate questions and convey to stockholders other relevant information.

Audit Fees

      The fees billed to us by Ernst & Young LLP for the last two fiscal years were:

	2003	2002

Audit fees	$1,011,900	$759,000
Audit-related fees	$61,400	$97,176
Tax fees	$2,418,179	$615,370
All other fees	$—	$—

      Audit fees include professional services for the annual audit of our financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, audits of financial statements of certain affiliated entities or partnerships, comfort letters to underwriters, consents, assistance with and review of documents filed with the SEC and consultation on financial and accounting matters necessary for the issuance of an opinion. Audit-related fees include audits of our employee benefit plans, assistance with Section 404 internal control reporting requirements of the Sarbanes-Oxley Act of 2002 and consultation on financial accounting and reporting matters. Tax fees include professional services for tax compliance, tax advice and tax planning.

      Our Audit Committee concluded that the engagement of Ernst & Young LLP on these non-audit matters did not affect the independence of Ernst & Young LLP. In January 2002, the Committee adopted a policy requiring preapproval of the engagement of Ernst & Young LLP on any non-audit matter. Following the passage of the Sarbanes-Oxley Act, the Committee modified this policy to comply with Sections 201 and 202 of that Act so that certain activities specified in Section 201 may not be undertaken regardless of Committee approval. Requests for preapproval of permitted non-audit services will be submitted to the Committee by management together with estimated fees for such services and the time frame for the completion of the work. The Committee will consider any such request at a meeting of the Committee and may request input from Ernst & Young LLP on the nature, scope and costs of such services.

The Board of Directors unanimously recommends a vote FOR the adoption of the proposal.

STOCKHOLDER PROPOSAL

      Our company has been notified that one stockholder proposal will be presented for consideration at the annual meeting. The address and stock ownership of the proponent identified below will be furnished promptly to any person by making a written or oral request to our corporate secretary.

Item 5 — Stockholder Proposal Regarding Executive Compensation

      Submitted on behalf of the Sheet Metal Workers’ National Pension Fund:

RESOLVED, that the shareholders of Manor Care (“Company”) request that the Company’s Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following “Commonsense Executive Compensation” program including the following features:

(1) Salary — The chief executive officer’s salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

(2) Annual Bonus — The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive’s salary level, capped at 100% of salary.

(3) Long-Term Equity Compensation — Long-term equity compensation to senior executives should be in a form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of grant.

(4) Severance — The maximum severance payment to a senior executive should be no more than one year’s salary and bonus.

(5) Disclosure — Key components of the executive compensation plan should be outlined in the Compensation Committee’s report to shareholders, with variances from the Commonsense program explained in detail.

The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

SUPPORTING STATEMENT

We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a “wasteland that has not been reformed.” (Institutional Shareholder Services senior vice-president, Wall Street Journal, “Executive Pay Keeps Rising, Despite Outcry,” October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy’s Tenth Annual CEO Compensation Survey (“Executive Excess 2003 — CEO’s Win, Workers and Taxpayers Lose.”)

We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company’s leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.

      The Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons:

      First, the Board of Directors believes that adoption of the provisions contained in this proposal would put the company at a competitive disadvantage by unduly restricting the Compensation Committee’s flexibility in developing and administering a compensation program which is highly competitive in the market place for executive talent. Our Compensation Committee is composed entirely of independent directors with a wide range of experiences relevant to the Committee’s duties and responsibilities. In addition, the Committee has the authority to retain independent compensation consultants. As disclosed in our 2001 and 2002 Proxy Statements, the Committee has received guidance and specific recommendations from its compensation consultant and has implemented those recommendations. As noted in the Compensation Committee Report, in early 2004, the Committee requested its consultant to undertake a comprehensive review of our executive compensation program. The Board believes that the Compensation Committee has developed an executive compensation program which is responsive to stockholders’ interests and that the Committee is in the best position to administer the program without setting predetermined restrictions on its discretion beyond those contained in various plan documents. Not only would certain elements of this proposal, if implemented, violate existing agreements, they also are inconsistent with stockholder interests to the extent that they arbitrarily limit the Committee’s flexibility to structure compensation programs to attract, motivate and retain highly qualified senior executives.

      Second, contrary to the references in the supporting statement, Manor Care’s executive compensation program does focus senior executives on “long-term corporate value” growth. In fact, Manor Care’s executive compensation program contains both cash and equity awards which are directly tied to increases in stockholder value over the long term. For example, the Performance Award Plan is a cash award plan which is payable at the end of a three-year award period based on objective performance criteria established at the beginning of the period. As disclosed in our 2003 Proxy Statement, the awards for the 2003-2005 award period are based on growth in earnings per share over that three-year period. Similarly, stock options and restricted stock awards have value based upon long-term increases in stockholder value. Stock options do not vest until the third anniversary of grant and have a ten-year term. Restricted stock awards remain restricted until retirement of the recipient. Our Compensation Committee strongly believes that these programs all focus senior executives on long-term increases in stockholder value.

      Finally, but very importantly, Manor Care has returned outstanding long-term growth in stockholder value. In fact, during the one-, three- and five-year periods ending December 31, 2003, Manor Care’s stock price performance has far exceeded the performance of the S&P 500 index and the Dow Industrials average:

	Manor Care, Inc.	S&P 500	Dow 30

5-year performance	17.7%	-9.5%	13.9%
3-year performance	67.6%	-15.8%	-3.1%
1-year performance	85.8%	26.4%	25.3%

      In addition, five of the six publicly-traded competitor companies in the long-term care industry have been in bankruptcy within the past three years. Manor Care is not and has never been in danger of bankruptcy. In the face of this industry turmoil, Manor Care’s senior management team is also unique in its stability with an average length of service well in excess of 20 years. Clearly, Manor Care’s long-term performance has been superior when evaluated against a variety of relevant measures. The company’s executive compensation program, as designed and administered by the Compensation Committee, has sought to motivate and reward such superior long-term performance and to retain an effective and strong management team. The Board of Directors believes that the program is accomplishing these objectives.

      In sum, the Board of Directors believes that the compensation provisions suggested in this proposal are not warranted and are not in the best interests of stockholders given the performance of the company in creating long-term value for its stockholders. Adoption of these provisions would unnecessarily constrain the company’s future ability to recruit and retain executive talent.

      For these reasons, the Board of Directors recommends a vote AGAINST the proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

Other Business

      As of the date of this proxy statement, we know of no other matters to be presented for your consideration at the annual meeting. However, if other matters are properly presented for a vote at the meeting, the proxy holders will vote on such matters in the manner they consider to be in your and the other stockholders’ best interests. Unless otherwise provided by our Certificate of Incorporation, all proposals to be voted upon by stockholders at the meeting require a majority vote of common stock represented at the meeting in person or by proxy.

General Information

Solicitation Costs

      We will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation. Certain of our officers and employees may also solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but we will pay no additional remuneration for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. We have also made arrangements with brokerage firms and others to forward proxy solicitation materials to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

Stockholder Proposals for 2005 Annual Meeting

      Any stockholder submitting a proposal for inclusion in our proxy statement for our 2005 annual meeting must ensure our receipt of the proposal no later than December 7, 2004. Any stockholder bringing a proposal before the 2005 annual meeting that is not in our proxy statement for that meeting must deliver the proposal to us not less than 60 days and not more than 90 days prior to the date of the annual meeting. If, however, we give less than 70 days notice or prior public disclosure of the date of the annual meeting, we will consider notice of a stockholder’s submission timely if we receive it within 10 days of the date on which we first mail or publicly disclose the date of the annual meeting. Please send all proposals to R. Jeffrey Bixler, Vice President, General Counsel and Secretary, Manor Care, Inc., 333 N. Summit St., Toledo, Ohio 43604.

By Order of the Board of Directors,

R. Jeffrey Bixler, Secretary

Toledo, Ohio
April 7, 2004

APPENDIX A

MANOR CARE, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements (3) the independent auditor’s qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors.

COMMITTEE MEMBERSHIP

      The Audit Committee shall consist of no fewer than three members. Each member shall meet the independence and financial literacy requirements of the New York Stock Exchange. At least one member of the Committee shall be a “financial expert” as such term is defined under applicable SEC regulations. An Audit Committee member may not, other than in his or her capacity as a member of the Board of Directors or any committee thereof: (1) accept any consulting, advisory, or other compensatory fee from the Company; (2) be an affiliated person of the Company or any subsidiary; or (3) receive any compensation from the Company other than director fees.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

      The Audit Committee shall:

Financial Statement and Disclosure Obligations

1.	Review the annual audited financial statements with management and the independent auditor including the Company’s disclosures in the MD&A, major issues regarding accounting and auditing principles and practices, if any, and the adequacy of internal controls that could significantly affect the Company’s financial statements.

2.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

3.	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995, relating to audit procedures, required response to audit discoveries and the related obligations of the independent auditor, has not been implicated.

4.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

5.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

(b)	Any changes required in the planned scope of the internal audit.

(c)	The internal audit department responsibilities and staffing.

6.	Review a report prepared by the independent auditor, together with any analysis prepared by management, of: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor; (3) other written communications between the auditor and management, such as any management letter or schedule of unadjusted differences; and (4) a description of any transactions as to which management obtained SAS 50 letters.

7.	Review with management and the independent auditor the effect of regulatory and accounting initiatives on the Company’s financial statements, as well as the effect of any off-balance sheet structures.

8.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the public release of earnings and the filing of the 10-Q, including the results of the independent auditor reviews of the quarterly financial statements, the Company’s disclosures in the MD&A and earnings guidance provided to analysts and rating agencies.

9.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

10.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

11.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Oversight of Relationship with Independent Auditor

12.	Appoint the independent auditor, which firm shall report directly to the Audit Committee; the Audit Committee shall be directly responsible for the compensation, oversight and evaluation of the independent auditor and, if determined to be necessary, shall replace the independent auditor. The Audit Committee shall be responsible for resolving any disagreements between management and the auditor regarding financial reporting.

13.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. The Committee shall ensure that the independent auditor complies with Section 203 of the Sarbanes-Oxley Act respecting audit partner rotation.

14.	Approve all audit and non-audit services provided by the independent auditor; the following non-audit services (as defined by applicable SEC regulations) are prohibited regardless of approval:

(a)	bookkeeping or other services related to the accounting records or financial statements of the audit client;

(b)	financial information system design and implementation;

(c)	appraisal or evaluation services, fairness opinions, or contribution-in-kind reports;

(d)	actuarial services;

(e)	internal audit outsourcing services;

(f)	management functions or human resources;

(g)	broker or dealer, investment adviser, or investment banking services;

(h)	legal services and expert services unrelated to the audit;

(i)	expert services; and

(j)	any other service that is impermissible under any statute, rule or regulation.

15.	Approve the fees to be paid to the independent auditor for audit and non-audit services.

16.	Receive reports as necessary from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, take appropriate action, if necessary, to insure the independence of the auditor.

17.	Review a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

18.	Establish clear hiring policies for employees or former employees of the independent auditor.

Oversight of Internal Audit Function

19.	Discuss with the senior internal auditing executive the internal audit department responsibilities, budget and staffing and any planned changes in the scope of the internal audit.

20.	Review the appointment and replacement of the senior internal auditing executive.

21.	Review the significant or material findings by the internal audit department and management’s responses.

Compliance Oversight

22.	Receive disclosures, if any, from the CEO and CFO of all significant deficiencies in internal controls and any fraud whether material or not that involves management or other employees who have a significant role in internal controls.

23.	Establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting controls, or auditing matters.

24.	Establish procedures for the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing.

25.	Obtain reports from management and the Company’s senior internal auditing executive that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct.

26.	Review with management and the independent auditor any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27.	Meet annually or more often as necessary with representatives of the Company’s corporate compliance committee (“CCC”), discuss activities of the CCC and receive a written report prepared by the CCC regarding compliance with the Company’s Standards of Business Conduct and applicable laws and regulations; advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Standards of Business Conduct.

28.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

29.	Meet annually or more often as necessary with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX B

AMENDMENT AND RESTATEMENT OF

THE EQUITY INCENTIVE PLAN OF
MANOR CARE, INC.

      Effective February 6, 2001, Manor Care, Inc., a Delaware corporation, adopted the Equity Incentive Plan of Manor Care, Inc., (the “Plan”), for the benefit of its eligible employees, consultants and directors. The Plan is hereby amended and restated effective March 9, 2004, subject to the approval of the Company’s Stockholders, as provided in Section 11.4 hereof.

      The purposes of the Plan are as follows:

(1) To provide an additional incentive for key Employees, Directors, and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock.

(2) To enable the Company to obtain and retain the services of key Employees, Directors, and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company.

ARTICLE I

DEFINITIONS

      Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

      1.1.     “Additional Option” means an Option granted to a Holder to purchase a number of shares of Common Stock equal to the number of shares of Common Stock tendered or relinquished by the Holder in payment of the exercise price upon exercise of an Option and/or the number of shares of Common Stock tendered or relinquished in payment of the amount to be withheld under the applicable federal, state and local income tax laws in connection with the exercise of an Option as described in Article VII.

      1.2.     “Additional Option Feature” means the feature of an Option that provides for the automatic grant of an Additional Option in accordance with the provisions described in Article VII.

      1.3.     “Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Outside Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.1.

      1.4.     “Award” shall mean an Option, Restricted Stock, or Stock Appreciation Rights award (collectively, “Awards”).

      1.5.     “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

      1.6.     “Award Limit” shall mean 1,000,000 shares of Common Stock, as adjusted pursuant to Section 11.3.

      1.7.     “Board” shall mean the Board of Directors of the Company.

      1.8.     “Code” shall mean the Internal Revenue Code of 1986, as amended.

      1.9.     “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

      1.10.     “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

      1.11.     “Company” shall mean Manor Care, Inc., a Delaware corporation.

      1.12.     “Consultant” shall mean any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

      1.13.     “Director” shall mean a member of the Board.

      1.14.     “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

      1.15.     “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

      1.16.     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      1.17.     “Fair Market Value” of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

      1.18.     “Holder” shall mean a person who has been granted or awarded an Award.

      1.19.     “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

      1.20.     “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

      1.21.     “Option” shall mean a stock option granted under Article IV of the Plan and, solely for the purposes of the Additional Option provisions of the Plan, “Option” shall also mean a stock option granted under the Amended Stock Option Plan for Key Employees. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Outside Directors and Consultants shall be Non-Qualified Stock Options.

      1.22.     “Outside Director” shall mean a member of the Board who is not an Employee of the Company.

      1.23.     “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

      1.24.     “Plan” shall mean the Equity Incentive Plan of Manor Care, Inc.

      1.25.     “Restricted Stock” shall mean Common Stock awarded under Article VIII of the Plan.

      1.26.     “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

      1.27.     “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

      1.28.     “Securities Act” shall mean the Securities Act of 1933, as amended.

      1.29.     “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article IX to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

      1.30.     “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      1.31.     “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to permit an award made in connection with the cancellation and repricing of an Option.

      1.32.     “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

      1.33.     “Termination of Directorship” shall mean the time when a Holder who is an Outside Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Outside Directors.

      1.34.     “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE II

SHARES SUBJECT TO PLAN

      2.1.     Shares Subject to Plan.

(a) The shares of stock subject to Awards shall be shares of the Company’s Common Stock. Subject to adjustment as provided in Section 11.3, the aggregate number of such shares which may be issued in satisfaction of Awards under the Plan shall not exceed 10,000,000, no more than 3,750,000 of which shall be awards of Restricted Stock. The shares of Common Stock issuable as Awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

      2.2.     Add-back of Options and Other Rights. If any Award expires or is canceled without having been fully exercised, the number of shares subject to such Award but as to which such Award was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 8.4 or 8.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

ARTICLE III

GRANTING OF AWARDS

      3.1.     Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

      3.2.     Provisions Applicable to Section 162(m) Participants.

(a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d) Notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

      3.3.     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

      3.4.     Consideration. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Outside Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Outside Director, until the next annual meeting of stockholders of the Company).

      3.5.     At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment or other agreement between the Holder and the Company or any Subsidiary.

ARTICLE IV

GRANTING OF OPTIONS

      4.1.     Eligibility. Any Employee, Outside Director, or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Outside Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

      4.2.     Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

      4.3.     Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

      4.4.     Granting of Options.

(a) The Administrator shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

(i) Determine which Employees are key Employees and select from among the key Employees, Outside Directors, or Consultants (including Employees, Directors, or Consultants, who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees, Outside Directors, or Consultants;

(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a key Employee, Outside Director, or Consultant to be granted an Option, the Administrator shall cause an appropriate officer of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

      4.5.     Automatic Grants of Options to Outside Directors. During the term of the Plan, each person who is an Outside Director automatically shall be granted (a) an Option to purchase 9,000 shares of Common Stock (subject to adjustment as provided in Section 11.3) on the next business day following the date of such person’s election or appointment as an Outside Director, and (b) after having served at least one year as an Outside Director, an Option to purchase 9,000 shares of Common Stock (subject to adjustment as provided in Section 11.3) on the next business day following each annual meeting of stockholders.

ARTICLE V

TERMS OF OPTIONS

      5.1.     Option Price.

      The price per share of the shares subject to each Option granted shall be the Fair Market Value of a share of Common Stock on the date the Option is granted.

      5.2.     Option Term. Subject to the provisions of Section 5.4, the term of an Option granted shall be set by the Administrator in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than 10 years from the date the Incentive Stock Option is granted, or five years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship, or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination.

      5.3.     Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option granted vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

      5.4.     Limitations on Exercise of Options. No Option may be exercised to any extent by anyone after the first to occur of the following events:

(a) In the case of an Incentive Stock Option, (A) the expiration of ten years from the date the Option was granted, or (B) in the case of a holder owning (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Option was granted; or

(b) In the case of a Non-Qualified Option, the expiration of ten years and one day from the date the Option was granted; or

(c) Except in the case of any Holder who is totally disabled (within the meaning of Section 22(e) (3) of the Code for purposes of an Incentive Stock Option, or otherwise as determined by the Administrator in accordance with Company policies), the expiration of three months from the date of the Holder’s Termination of Employment, Termination of Directorship, or Termination of Consultancy for any reason other than such Holder’s death unless the Holder dies within said three-month period; or

(d) In the event of a Holder who is totally disabled (within the meaning of Section 22(e) (3) of the Code for purposes of an Incentive Stock Option, or otherwise as determined by the Administrator in accordance with Company policies), the expiration of one year from the date of the Holder’s Termination of Employment, Termination of Directorship, or Termination of Consultancy, by reason of the Holder’s disability unless the Holder dies within said one-year period; or

(e) The expiration of one year from the date of the Holder’s death.

(f) Subject to the provisions of Section 4.4(a), the Administrator shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Administrator may provide in the terms of individual Options that said

Options expire immediately upon a Termination of Employment, Termination of Directorship, or Termination of Consultancy; provided, however, that provision may be made that such Option shall become exercisable in the event of a Termination of Employment because of the Optionee’s normal retirement (as determined by the Committee in accordance with Company policies), total disability (within the meaning of Section 22(e) (3) of the Code for purposes of an Incentive Stock Option, or otherwise as determined by the Administrator in accordance with Company policies), early retirement with the consent of the Administrator or death.

      5.5.     Price and Exercisability of Options Granted to Outside Directors. The price per share of the shares subject to each Option granted to an Outside Director shall equal the Fair Market Value of a share of Common Stock on the date the Option is granted. Options granted to Outside Directors pursuant to Section 4.5 shall be immediately and fully exercisable.

      5.6.     Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

      5.7.     Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:

(a) The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

(b) The aggregate exercise price thereof; does not exceed the excess of:

(c) The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

(d) The aggregate exercise price of such shares.

      5.8.     Repricing Prohibited. No Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect of any such action would be to reduce the exercise price for the shares underlying such award.

ARTICLE VI

EXERCISE OF OPTIONS

      6.1.     Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be limited to a minimum number of shares.

      6.2.     Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or the Secretary’s office:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow a delay in cash payment up to 30 days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at a market rate determined by the Administrator) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

      6.3.     Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

      6.4.     Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

      6.5.     Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE VII

ADDITIONAL OPTIONS

      7.1.     Additional Options.

(a) The Administrator may, at or after the date of grant of an Option, grant Additional Options. Additional Options may be granted with respect to any outstanding Option.

(b) If a Holder exercises an option that has an Additional Option Feature by relinquishing shares of Common Stock, the Holder shall automatically be granted an Additional Option. The Additional Option shall be subject to the following provisions:

(i) The Additional Option shall cover the number of shares of Common Stock equal to the sum of (A) the number of shares of Common Stock tendered or relinquished as consideration upon the exercise of the Option to which such Additional Option Feature relates and (B) the number of shares of Common Stock tendered or relinquished in payment of the amount to be withheld under applicable federal, state and local income tax laws in connection with the exercise of the option to which such Additional Option Feature relates;

(ii) The Additional Option will not have an Additional Option Feature unless the Committee directs otherwise;

(iii) The Additional Option exercise price shall be the Fair Market Value per share on the date following the day on which the Holder exercises the Option that has the Additional Option Feature; and

(iv) The Additional Option shall have the same termination date and other termination provisions as the underlying Option that had the Additional Option Feature.

ARTICLE VIII

AWARD OF RESTRICTED STOCK

      8.1.     Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee, Outside Director, or any Consultant who the Administrator determines should receive such an Award.

      8.2.     Award of Restricted Stock.

(a) The Administrator may from time to time, in its absolute discretion:

(i) Determine which Employees are key Employees and select from among the key Employees, Outside Directors, or Consultants (including Employees, Outside Directors, or Consultants, who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(iii) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

(iv) Upon the selection of a key Employee, Outside Director, or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

      8.3.     Rights as Stockholders. Subject to Section 8.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Holder’s Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.4.

      8.4.     Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the

Company without consideration, upon Termination of Employment, Termination of Directorship, Termination of Consultancy, as applicable, with the Company; provided, however, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment without cause or following any change in control of the Company or because of the Holder’s retirement, or otherwise.

      8.5.     Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship, Termination of Consultancy, as applicable, between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment without cause or following any change in control of the Company or because of the Holder’s retirement, or otherwise.

      8.6.     Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

      8.7.     Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

      8.8.     Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE IX

STOCK APPRECIATION RIGHTS

      9.1     Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any key Employee, Outside Director or Consultant as selected by the Administrator. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement described in Section 3.1.

      9.2     Coupled Stock Appreciation Rights.

(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

(b) A CSAR may be granted for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

      9.3     Independent Stock Appreciation Rights.

(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, however, that, the Administrator in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, or because of the Holder’s retirement, death or disability, or otherwise.

(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

      9.4     Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Sections 9.2(c) and 9.3(b) above shall be in cash, in shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent any payment under Section 9.2(c) or 9.3(b) is effected in Common Stock it shall be made subject to satisfaction of the provisions of Section 6.3.

ARTICLE X

ADMINISTRATION

      10.1.     Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Outside Directors appointed by and holding office at the pleasure of the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

      10.2.     Duties and Powers of Committee. Except with respect to Awards made to Outside Directors, it shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Outside Directors.

      10.3.     Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

      10.4.     Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE XI

MISCELLANEOUS PROVISIONS

      11.1.     Transferability of Awards.

(a) Except as otherwise provided in Section 11.1(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award, or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holders, only the Holder may exercise an Award (or any portion thereof) granted to the Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.1(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option, Restricted Stock or Stock Appreciation Rights to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any such Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award Agreement as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Awards.

      11.2.     Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, or as otherwise required by applicable law or the rules of any stock exchange or market system on which the common stock is then traded, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders, no action of the Administrator may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan or otherwise materially modify the terms of the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

(a) The expiration of 10 years from the date the amended and restated Plan is adopted by the Board; or

(b) The expiration of 10 years from the date the amended and restated Plan is approved by the Company’s stockholders under Section 11.4.

      11.3.     Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii) The grant or exercise price with respect to any Award.

(b) In the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Article V or the provisions of such Award;

(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 8.5 or forfeiture under Section 8.4 after such event.

(c) Subject to Sections 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company, subject to the following:

(i) No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

(ii) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      11.4.     Approval of Plan by Stockholders. The Plan as amended and restated will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s adoption. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Performance Criteria.

      11.5.     Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall not exceed the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the marginal withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

      11.6.     Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee. In no event shall any loan be made which would violate Section 13(k) of the Exchange Act.

      11.7.     Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

      11.8.     Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

      11.9.     Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

      11.10.     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

      11.11.     Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

APPENDIX C

CERTIFICATE OF INCORPORATION

ARTICLE XI

BOARD OF DIRECTORS

      A. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, the number of directors of the Corporation shall be not less than one (1) nor more than fifteen (15), with the then-authorized number of directors being fixed from time to time by or pursuant to a resolution passed by the Board of Directors of the Corporation.

      B. Except for any director elected to a class of directors providing for a three-year term pursuant to the prior classified board provisions of this Article XI, each director shall be elected for the term and in the manner prescribed by the by-laws of the Corporation. Beginning with the 2005 annual meeting of stockholders (“Annual Meeting”), upon the expiration of the term of any class of directors providing for a three-year term, each director elected to fill a director position formerly in such class, including the former incumbent thereof, shall be elected for the term and in the manner provided in the by-laws of the Corporation. Any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof shall serve for a term ending on the date of the next Annual Meeting following the Annual Meeting at which such director was elected.

      C. In the event of any increase or decrease in the authorized number of directors, each director then serving shall nevertheless continue as a director until the expiration of his term or his prior death, retirement, resignation or removal.

      D. Notwithstanding the provisions of Paragraphs B and C of this Article XI, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock, no director may be removed during his term except for cause.

      E. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the term to which he was elected.

      F. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock

C-1

having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

C-2

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Proxy	MANOR CARE, INC.	Proxy

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul A. Ormond, Geoffrey G. Meyers and R. Jeffrey Bixler and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated herein, all shares of common stock of Manor Care, Inc. held of record by the undersigned on March 12, 2004, at the Annual Meeting of Stockholders to be held on May 5, 2004, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4 and AGAINST Item 5. Items 1, 2, 3 and 4 have been proposed by the registrant. Item 5 has been proposed by a stockholder.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

The Board of Directors recommends a vote AGAINST Item 5.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

(Continued from the other side)

1. ELECTION OF DIRECTORS: CLASS I   For All  ☐  Withhold All  ☐

Nominees: 01-Virgis W. Colbert, 02-William H. Longfield and
03-Paul A. Ormond
   FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW             ☐
2. ADOPT AN AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN OF MANOR CARE, INC.
☐   FOR   ☐  AGAINST   ☐  ABSTAIN

3. ADOPT AN AMENDMENT TO ARTICLE XI OF THE CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS.
☐   FOR   ☐  AGAINST   ☐  ABSTAIN

4. RATIFY THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS.
☐   FOR   ☐  AGAINST   ☐  ABSTAIN
  THE BOARD RECOMMENDS A VOTE AGAINST ITEM 5.

5. APPROVE STOCKHOLDER PROPOSAL REGARDING EXECUTIVE COMPENSATION.
☐ FOR ☐ AGAINST ☐ ABSTAIN	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _________, 2004

Signature

Signature, if held jointly

-FOLD AND DETACH HERE-
Proxy	MANOR CARE, INC.	Proxy

HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan

The undersigned hereby authorizes and instructs Wachovia Bank, National Association, Trustee under the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan, to vote in person or by proxy the full common shares of Manor Care, Inc. credited to my account under the Manor Care, Inc. Stock Fund as of March 12, 2004, if any, at the Annual Meeting of Stockholders to be held on May 5, 2004, or at any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed on the reverse side of this card by the undersigned stockholder. If no direction is made, this proxy will be voted by the Trustee in accordance with the instructions received with respect to a majority of shares in the Manor Care, Inc. Stock Fund.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.
Items 1, 2, 3 and 4 have been proposed by the registrant.

The Board of Directors recommends a vote AGAINST Item 5.
Item 5 has been proposed by a stockholder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side.)

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE

-FOLD AND DETACH HERE-

MANOR CARE, INC.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  ☒

1.	Election of Directors: Class I

		For All	Withhold All	For all Except Nominee(s) Written Below*
		☐	☐	☐
Nominees: 01 — Virgis W. Colbert, 02 — William H. Longfield and 03 — Paul A. Ormond

*Nominee Exception(s)

		FOR	AGAINST	ABSTAIN

2.	Adopt an amendment and restatement of the Equity Incentive Plan of Manor Care, Inc.	☐	☐	☐

3.	Adopt an amendment to Article XI of the Certificate of Incorporation to eliminate the classified board of directors.	☐	☐	☐

4.	Ratify the selection of Ernst & Young LLP as auditors.	☐	☐	☐

The Board recommends a vote AGAINST Item 5.

5.	Approve stockholder proposal regarding executive compensation.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

Dated	, 2004

Signature